Exhibit 99

News Release	The Ryland Group, Inc.
www.ryland.com

FOR IMMEDIATE RELEASE

CONTACT:

Cathey Lowe, Senior Vice President, Finance

Treasury

(818) 223-7530

Marya Jones, Director, Communications
Media Relations	(818) 223-7591

RYLAND SELLS $250 MILLION SENIOR NOTES

CALABASAS, Calif. (May 31, 2006) – The Ryland Group, Inc. (NYSE: RYL), today announced that it sold $250 million of 6.875 percent senior notes due 2013 pursuant to a shelf registration statement on file with the U.S. Securities and Exchange Commission. The offering was led by Citigroup Global Markets Inc. and UBS Securities LLC as joint book-runners.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the senior notes. This press release is being issued pursuant to and in accordance with Rule 134 under the Securities Act of 1933, as amended. When available, a prospectus supplement relating to the offering may be obtained from: Citigroup Corporate and Investment Banking, Attn: Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th floor, Brooklyn, NY 11220, (718) 765-6732.

With headquarters in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company. The company currently operates in 28 markets across the country and has built more than 250,000 homes and financed more than 215,000 mortgages since its founding in 1967. Ryland is a Fortune 500 company listed on the New York Stock Exchange under the symbol “RYL.”  Previous news releases may be obtained at www.ryland.com.

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